UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     (1)     Establishment of Performance Goals.

(i)     On March 28, 2013, the Compensation and Management Resources Committee (the “Compensation Committee”) of the Board of Directors of Foot Locker, Inc. (the “Company”) established the performance goals for the 2013 fiscal year under the Annual Incentive Compensation Plan (the “Annual Bonus Plan”). The goals for the executives are based on the Company’s pre-tax income. Under the Annual Bonus Plan, the amount that would be paid to the executives if the performance goals are met is based on a percentage of their annual base salaries earned for the plan year. The percentage of annual base salary payable at threshold, target, and maximum for each of the executives included as named executive officers in the Company’s 2013 proxy statement is stated in the table below:

Name	Percent of Annual Base Salary at Threshold Payout	Percent of Annual Base Salary at Target Payout	Percent of Annual Base Salary at Maximum Payout
Ken C. Hicks	31.25%	125%	218.75%
Richard A. Johnson	18.75%	75%	131.25%
Robert W. McHugh	16.25%	65%	113.75%
Lauren B. Peters	16.25%	65%	113.75%
Gary M. Bahler	12.5%	50%	87.5%

(ii)     On March 28, 2013, the Compensation Committee established long-term incentive compensation performance goals for the 2013-2014 performance period based on a combination of the Company’s two-year average after-tax income and return-on-invested capital. Provided the performance goals are achieved, the payout structure of the executives’ long-term awards is as follows: (a) 50 percent of the award would be payable in cash under the Long-Term Incentive Compensation Plan (the “Long-Term Bonus Plan”), (b) 50 percent of the award would be payable in restricted stock units under the 2007 Stock Incentive Plan, as amended and restated (the “2007 Stock Incentive Plan”), and (c) both the cash portion and the restricted stock unit portion of the payout would be subject to a time-based, one-year holding period following the end of the performance period before payout to the executives.

Individual long-term target awards are expressed as a percentage of the executive’s annual base salary as approved by the Compensation Committee on March 28, 2013. The percentages shown in the table below represent the percent of 2013 annual base salary that would be paid to each of the named executive officers, in cash and restricted stock units as described in the foregoing paragraph, if the established goals are achieved.

Name	Performance Period	Percent of Annual Base Salary at Threshold Payout	Percent of Annual Base Salary at Target Payout	Percent of Annual Base Salary at Maximum Payout
Ken C. Hicks	2013-2014	43.75%	175%	350%
Richard A. Johnson	2013-2014	25.00%	100%	200%
Robert W. McHugh	2013-2014	18.75%	75%	150%
Lauren B. Peters	2013-2014	18.75%	75%	150%
Gary M. Bahler	2013-2014	18.75%	75%	150%

The threshold, target and maximum number of restricted stock units for each executive was calculated on March 28, 2013 on the basis of that day’s closing stock price. The actual number of restricted stock units awarded will be based on the Company’s performance compared to targets. The value of the restricted stock units received by an executive will depend upon the Company’s stock price on the payment date.

(2)     Stock Awards.

(i)     On March 28, 2013, the Compensation Committee granted stock options to the following named executive officers under the 2007 Stock Incentive Plan. The options will vest in three equal installments, on March 28, 2014, March 28, 2015, and March 28, 2016. The options were granted at an exercise price of $34.24 per share, which was 100 percent of the fair market value (closing price) of a share of the Company’s Common Stock on the date of grant.

Name	Number of Shares
Ken C. Hicks	280,000
Richard A. Johnson	47,000
Robert W. McHugh	42,000
Lauren B. Peters	42,000
Gary M. Bahler	21,000

(ii)     On March 29, 2013, the Compensation Committee granted to Ken C. Hicks a special stock option award under the 2007 Stock Incentive Plan for 232,000 shares of the Company’s Common Stock at an exercise price of $34.24 per share, which was 100 percent of the fair market value (closing price) of a share of the Company’s Common Stock on March 28, 2013, as the Company’s stock was not traded on March 29, 2013. The option will vest 50% on March 29, 2015 and 50% on March 29, 2016.

(iii)      On March 29, 2013, the Compensation Committee granted a special award of 74,000 shares of restricted stock to Ken C. Hicks under the 2007 Stock Incentive Plan. The shares will vest 50% on March 29, 2015 and 50% on March 29, 2016, provided that Mr. Hicks remains employed by the Company through the vesting dates. Mr. Hicks will be entitled to receive and retain all cash dividends that are payable after the date of grant to record holders of the Company’s Common Stock.

(3)     Annual Base Salaries. On March 28, 2013, the Compensation Committee approved the annual base salaries, effective as of May 1, 2013, of the following executive officers of the Company who will be included as Named Executive Officers in the Company’s 2013 proxy statement. As the Company’s salary increases generally become effective on May 1 of each year, the annual base salary shown in the table may be higher than the actual salary earned by the executive for the year. The actual salary earned for the year is the amount that will be reflected in the Summary Compensation Table in the Company’s proxy statement for the relevant year:

Name and Position	Year	Base Salary
Ken C. Hicks Chairman of the Board, President and Chief Executive Officer	2013	$1,100,000
Richard A. Johnson Executive Vice President and Chief Operating Officer	2013	$ 900,000
Robert W. McHugh Executive Vice President – Operations Support	2013	$ 655,000
Lauren B. Peters Executive Vice President and Chief Financial Officer	2013	$ 550,000
Gary M. Bahler Senior Vice President, General Counsel and Secretary	2013	$ 540,000

(4) Amendment of Annual Bonus Plan. On March 28, 2013, the Compensation Committee approved an amendment to the Annual Bonus Plan. The named executive officers, as well as other officers and key employees of the Company, participate in this plan. As amended, the Annual Bonus Plan provides that in the event of a Change in Control of the Company, the Committee shall make a pro rata payment based on actual results achieved for the applicable Plan Year to any participant (a) who is a participant at the time of such Change in Control and (b) whose employment is terminated other than for cause prior to the end of the applicable Plan Year. Any payment to a terminated participant following such a double-trigger event would be payable at the same time as any payments for such Plan Year are made to actively employed participants. A copy of the Annual Bonus Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety.

(5) Amendment of Long-Term Bonus Plan. On March 28, 2013, the Compensation Committee approved an amendment to the Long-Term Bonus Plan. The named executive officers, as well as other officers and key employees of the Company, participate in this plan. As amended, the Long-Term Bonus Plan provides that in the event of a Change in Control of the Company, the Committee shall make a pro rata payment based on actual results achieved for any completed year in the Performance Period and target results for the balance of the Performance Period to any participant (a) who is a participant at the time of such Change in Control and (b) whose employment is terminated other than for cause prior to the end of the applicable Performance Period. Any payment to a terminated participant following such a double-trigger event would be payable at the same time as any payments for such Performance Period are made to actively employed participants. A copy of the Long-Term Bonus Plan, as amended, is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety.

(6) Performance-Based Restricted Stock Unit Awards. On April 1, 2013, the Company entered into Restricted Stock Unit Award Agreements with the named executive officers in the form attached hereto as Exhibit 10.3, with regard to the restricted stock unit portion of the long-term awards for the 2013-2014 performance period described in paragraph (e)(1)(ii) above.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Foot Locker Annual Incentive Compensation Plan, amended as of March 28, 2013
10.2	Foot Locker Long-Term Incentive Compensation Plan, amended as of March 28, 2013
10.3	Form of Restricted Stock Unit Award Agreement for long-term incentive compensation awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: April 1, 2013	By:	/s/ Laurie Petrucci
Senior Vice President – Human Resources